                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rational Software Corporation 1994 Employee Stock Purchase Plan of Rational Software Corporation of our report dated April 22, 1997 with respect to the consolidated financial statements of Rational Software Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young L.L.P.
San Jose, California
October 31, 1997